AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2006

                                                     REGISTRATION NO. 333-137215

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------
                        HARTFORD LIFE INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)

                                   06-0974148
                     (I.R.S. Employer Identification Number)

                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 547-5000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    -----------------------------------------
                      PLEASE ADDRESS ALL COMMUNICATIONS TO:
                                JONATHAN MERCIER
                         HARTFORD LIFE INSURANCE COMPANY
                              200 HOPMEADOW STREET
                           SIMSBURY, CONNECTICUT 06089
                                 (860) 843-9263

 (Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)
                    ---------------------------------------

                                   COPIES TO:

            STEVEN J. SLUTZKY                       PERRY J. SHWACHMAN
           MATTHEW E. KAPLAN                       ANTHONY J. RIBAUDO
        DEBEVOISE & PLIMPTON LLP                    SIDLEY AUSTIN LLP
            919 THIRD AVENUE                    ONE SOUTH DEARBORN STREET
        NEW YORK, NEW YORK 10022                 CHICAGO, ILLINOIS 60603
             (212) 909-6000                           (312) 853-7000
                    -----------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.
                   -----------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

--------------------  -------------  -----------------    --------------------   --------------
  TITLE OF EACH           AMOUNT          PROPOSED          PROPOSED MAXIMUM       AMOUNT OF
CLASS OF SECURITIES       TO BE       MAXIMUM OFFERING     AGGREGATE OFFERING     REGISTRATION
  TO BE REGISTERED      REGISTERED     PRICE PER UNIT             PRICE                FEE
--------------------  -------------  -----------------    --------------------   --------------
Medium-Term Notes          (1)              (1)                    (1)                 (1)

1. On September 8, 2006, Hartford Life Insurance Company (the "Company") filed a Registration Statement on Form S-3 (File No. 333-137215) (the "Registration Statement") pursuant to General Instruction I.D. to Form S-3 under which an unspecified aggregate initial offering price of Medium-Term Notes was registered as may from time to time be offered and sold at unspecified prices. In accordance with Rules 456(b) and 457(r), the Company deferred payment of the registration fee with respect to the Medium-Term Notes registered in connection with the filing of the Registration Statement except for $10,700 that was prepaid with respect to $100,000,000 aggregate initial offering price of Medium-Term Notes. In connection with the filing of this Post-Effective Amendment No. 1 to the Registration Statement, the Company is prepaying a filing fee of $10,700 with respect to $100,000,000 aggregate initial offering price of Medium-Term Notes previously registered under the Registration Statement.

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement (File No.333-137215) is being filed solely for the purpose of prepaying a registration fee of $10,700 with respect to $100,000,000 aggregate initial offering price of Medium-Term Notes that may be offered and sold from time to time under the Registration Statement as amended by this Post-Effective Amendment No. 1, and reflects, in Item 14. "Other Expenses of Issuance and Distribution" in Part II, the related registration fees that have been paid with respect thereto. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission. No changes have been made to the prospectus that forms Part I or to any other item in Part II of the Registration Statement. Accordingly, they have been omitted.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by Hartford Life Insurance Company in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

         Securities and Exchange Commission filing fee........  $         *
         Fees and expenses of Trustees........................  $    40,000
         Printing and engraving expenses......................  $    55,000
         Accountant's fees and expenses.......................  $    10,000
         Legal fees and expenses..............................  $   245,000
         Rating agency fees...................................  $   450,000
         Miscellaneous expenses...............................  $    25,000
                                                                -----------
              Total...........................................  $   825,000
                                                                ===========
         --------------------
         *Deferred in accordance with Rules 456(b) and 457(r), other than (i)
          $10,700 that was prepaid with respect to $100,000,000 aggregate initial principal amount of Medium-Term Notes and (ii) $10,700 that was prepaid on the date of this Post-Effective Amendment No. 1 with respect to an additional $100,000,000 aggregate initial offering price of Medium-Term Notes.

ITEM 16. EXHIBITS.

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

1.1 Distribution Agreement, dated September 8, 2006, between Hartford Life Insurance Company and the Agent(s) named therein.*

4.1 Indenture, dated September 8, 2006, between The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.), as indenture trustee, and Hartford Life Insurance Company.*

4.2      Form of Global Note (included as Exhibit A to the Indenture filed as
         Exhibit 4.1 hereto).*

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

5        Opinion of Counsel of Hartford Life Insurance Company.*

8        Opinion of Debevoise & Plimpton LLP.*

10 Expense and Indemnity Agreement, dated September 8, 2006, between Hartford Life Insurance Company and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.), as indenture trustee.*

12       Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*

15       Letter of Awareness of Deloitte & Touche LLP.*

23.1     Consent of Deloitte & Touche LLP.*

23.2     Consent of Counsel of Hartford Life Insurance Company (included in
         Exhibit 5).*

23.3     Consent of Debevoise & Plimpton LLP (included in Exhibit 8).*

24 Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.*

25 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.*

------------
*  Previously filed.





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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Hartford Life Insurance Company (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-137215) to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut, on this 18th day of October, 2006.

HARTFORD LIFE INSURANCE COMPANY

By: *                                               *By: /s/ JOHN F. KENNEDY
    ----------------------------------------------       -----------------------
    Thomas M. Marra, President, Chief                    John F. Kennedy
    Executive Officer and Chairman of the Board          Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement
(File No. 333-137215) has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                   TITLE                               DATE
                 ---------                                   -----                               ----
                     *                        President, Chief Executive Officer and
-----------------------------------------     Chairman of the Board, Director
              Thomas M. Marra                 (Principal Executive Officer)


                     *                        Executive Vice President and Chief
-----------------------------------------     Financial Officer (Principal Financial
              Glenn D. Lammey                 Officer)


                     *                        Executive Vice President, Director
-----------------------------------------
            Lizabeth H. Zlatkus


                     *                        Senior Vice President and Chief
-----------------------------------------     Accounting Officer (Principal Accounting
           Ernest M. McNeill, Jr.             Officer)


                     *                        Senior Vice President & Director of
-----------------------------------------     Taxes, Director
              David A. Carlson


                     *                        Executive Vice President, Director
-----------------------------------------
              Michael L. Kalen


                     *                        Executive Vice President, Director
-----------------------------------------

              John C. Walters

                     *                        Executive Vice President & Chief
-----------------------------------------     Investment Officer, Director
           David M. Znamierowski


*By:  /s/ JOHN F. KENNEDY                                       October 18, 2006
      -------------------------------
       John F. Kennedy
       Attorney-in-fact





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



                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
------   -----------
1.1 Distribution Agreement, dated September 8, 2006, between Hartford Life Insurance Company and the Agent(s) named therein.*

4.1 Indenture, dated September 8, 2006, between The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A)., as indenture trustee, and Hartford Life Insurance Company.*

4.2      Form of Global Note (included as Exhibit A to the Indenture filed as
         Exhibit 4.1 hereto).*

5        Opinion of Counsel of Hartford Life Insurance Company.*

8        Opinion of Debevoise & Plimpton LLP.*

10 Expense and Indemnity Agreement, dated September 8, 2006, between Hartford Life Insurance Company and The Bank of New York Trust Company, N.A. (successor to JPMorgan Chase Bank, N.A.), as indenture trustee.*

12       Statement Regarding Computation of Ratio of Earnings to Fixed Charges.*

15       Letter of Awareness of Deloitte & Touche LLP.*

23.1     Consent of Deloitte & Touche LLP.*

23.2     Consent of Counsel of Hartford Life Insurance Company (included in
         Exhibit 5).*

23.3     Consent of Debevoise & Plimpton LLP (included in Exhibit 8).*

24 Power of Attorney of Board of Directors and Officers of Hartford Life Insurance Company.*

25 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as indenture trustee under the indenture.*

------------
*  Previously filed.






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